CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-35817 of Liqui-Box Corporation on Form S-8 of our report dated October 10, 1995, appearing in this Annual Report on Form 11-K of the Liqui-Box Corporation Profit Sharing and Salary Deferral Plan for the year ended December 31, 1994.






DELOITTE & TOUCHE LLP
Columbus, Ohio

October 10, 1995